Exhibit 10.27

EVO PAYMENTS, INC.

2018 OMNIBUS INCENTIVE STOCK PLAN

Restricted Stock Unit Agreement (Stock Settled)

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into by and between EVO Payments, Inc., a Delaware corporation (the “Company”) and [NAME] (the “Grantee”).

Grant Date:

Number of Restricted Stock Units:

1.        Grant of Restricted Stock Units. Pursuant to Section 8.1 of the EVO Payments, Inc. 2018 Omnibus Incentive Stock Plan (the “Plan”), the Company hereby issues to the Grantee an Award of Restricted Stock Units (the “Restricted Stock Units”), in the number set forth above. Each Restricted Stock Unit represents the right to receive one Share, subject to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2.        Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company or its affiliates.

3.        Vesting.

3.1      Except as otherwise provided in this Agreement, provided that the Grantee has not incurred a Termination of Service as of the applicable vesting date[, and further provided that any additional conditions and performance goals set forth in Schedule I (attached hereto) have been satisfied]1, the Restricted Stock Units will vest and no longer be subject to any restrictions in accordance with the following schedule:

Vesting Date	Number of Restricted Stock Units That Vest
[VESTING DATE]	[NUMBER OR PERCENTAGE OF UNITS THAT VEST ON THE VESTING DATE]
[VESTING DATE]	[NUMBER OR PERCENTAGE OF UNITS THAT VEST ON THE VESTING DATE]
[VESTING DATE]	[NUMBER OR PERCENTAGE OF UNITS THAT VEST ON THE VESTING DATE]

[1]	NTD: Add if performance goals are applicable.

Once vested, the Restricted Stock Units become “Vested Units.”

3.2      The Grantee’s unvested Restricted Stock Units shall be automatically forfeited upon such Termination of Service and neither the Company nor any affiliate shall have any further obligations to the Grantee under this Agreement.

3.3      The terms of the Plan will govern the Restricted Stock Units in the event of a Change in Control.2

4.        Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until such time as the Restricted Stock Units are settled in accordance with Section 8, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Grantee and all of the Grantee’s rights to such units shall immediately terminate without any payment or consideration by the Company.

5.        Rights as Shareholder. The Grantee shall not have any rights of a stockholder with respect to the Shares underlying the Restricted Stock Units (including, without limitation, any voting rights or any right to dividends paid with respect to the Shares underlying the Restricted Stock Units) unless and until the Restricted Stock Units vest and are settled by the issuance of Shares in accordance with Section 6.

6.        Settlement and Payment of Restricted Stock Units.

6.1      No later than March 15 of the calendar year following the calendar year in which such Restricted Stock Units become vested, the Company shall (a) issue and deliver to the Grantee the number of Shares equal to the number of Vested Units, and (b) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the Shares delivered to the Grantee.

6.2       If the Grantee is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the Restricted Stock Units upon his “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Grantee’s separation from service and (b) the Grantee’s death.

[2]	NTD: If applicable, revise change in control vesting provision to conform to participant’s employment agreement.

6.3      To the extent that the Grantee does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units shall be forfeited. The Grantee has no right or interest in any Restricted Stock Units that are forfeited.

7.        No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, consultant, advisor or Nonemployee Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s employment or service at any time for any reason.

8.        Adjustments. If any change is made to the outstanding Shares or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted in any manner as contemplated by Section 4.4 of the Plan.

9.        Tax Liability and Withholding.

9.1      The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes in accordance with Sections 17.1 and 17.2 of the Plan.

9.2      Notwithstanding any action the Company takes with respect to income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any Shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

10.        Compliance with Law. This Award and the issuance or transfer of Shares in accordance with Section 8 shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal law and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11.        Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Committee, care of the Company, at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Committee) from time to time.

12.        Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

13.        Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

14.        Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.        Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

16.        Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.        Discretionary Nature of Plan. The Plan is discretionary and may be amended, altered, suspended or terminated by the Board at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Committee and the Board. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with, or service to, the Company or its affiliates.

18.        Amendment. The Committee has the right to amend this Agreement, prospectively or retroactively; provided, that, no such amendment shall materially impair the previously accrued rights of the Grantee under this Agreement without the Grantee’s consent, subject to the provisions of Section 16.1 of the Plan.

19.        Section 409A. This Agreement is intended to be exempt from Section 409A of the Code under the short-term deferral exclusion and shall be construed and interpreted in a manner that is consistent with such intent. If, for any reason, the Company determines that this Award is subject to Section 409A of the Code, the Company shall have the right in its sole discretion (without any obligation to do so) to adopt such amendments to the Plan or this Agreement, or to adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take other actions, as the Company determines are necessary or appropriate for the Award to either be exempt from or comply with the requirements of Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

20.        No Impact on Other Benefits. The value of the Grantee’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22.        Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying Shares, and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EVO PAYMENTS, INC.

By:

Name:
Title:

[GRANTEE NAME]

By:

Name: